CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BP International, Inc. (the “Company”) on Form 10-QSB for the quarter ended February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: April 19, 2005	By: /s/ Larry Ball
Name: Larry Ball
Title: Chief Executive Officer

Date: April 19, 2005	By: /s/ Emmett Ball
Name: Emmett Ball
Title: Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided BP International, Inc. and will be retained by BP International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.